EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3  (Nos. 333-52471, 333-62309, 333-77543, 333-81481, 333-84487, 333-85673, 333-30938, 333-72800, 333-107538 and 333-176209)  and Form S-8 (Nos. 333-12169, 333-62059, 333-45820, 333-98081, 033-66832, 333-109256, 333-120008, 333-128482, 333-145281, 333-168668, 333-183171, 333-205554 and 333-213012) of SciClone Pharmaceuticals, Inc. of our report  dated March 9, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China
March 9, 2017